Exhibit 10.17

ACKNOWLEDGEMENT AND WAIVER
WILLIAM J. WAGNER

This Acknowledgment and Waiver, dated as of December 21, 2017, relates to the Employment Agreement by and between Northwest Bank (“Bank”) and Northwest Bancshares, Inc., (“Company”) and William J. Wagner (“Executive”) dated March 4, 2015 (“Agreement”).

WHEREAS, Section 4(a)(ii)(B) of the Agreement provides that Executive is entitled to terminate his employment for “Good Reason” as a result of a change in Executive’s function, duties, or responsibilities, which change would cause the Executive’s position to become one of lesser responsibility, importance, or scope from the position described in Section 1 of the Agreement; and

WHEREAS, terms and conditions of the Agreement may be waived by the written agreement of the parties pursuant to Section 13 of the Agreement; and

WHEREAS, the Company and the Bank have established a new executive position of President and Chief Operating Officer and have hired Ronald J. Seiffert as their new President and Chief Operating Officer; and

WHEREAS, as the result of the establishment of a new President and Chief Operating Officer position and the hiring of Mr. Seiffert to fill that position, it is expected that Mr. Seiffert will be assigned some of duties currently exercised by Executive; and

WHEREAS, the Company, the Bank and Executive have discussed the establishment of the new position of President and Chief Operating Officer of the Company and the Bank and the proposed assignment of duties to such newly established position, and wish to memorialize their agreement and understanding that establishment of such position and the assignment of duties to Mr. Seiffert as the President and Chief Operating Officer (or to any other person succeeding to such position) does not cause Executive’s position to become one of lesser responsibility, importance, or scope from Executive’s position as described in Section 1 of the Agreement, and therefore Executive is not entitled to terminate his employment for Good Reason under Section 4(a)(ii)(B) of the Agreement; and

WHEREAS, in the alternative, if the duties assigned to the office of President and Chief Operating Officer could be construed as causing Executive’s position to become one of lesser responsibility, importance, or scope from Executive’s position as described in Section 1 of the Agreement, Executive hereby waives any right to terminate the Agreement pursuant to Section 4(a)(ii)(B) of the Agreement as the result of the establishment of the position of President and Chief Operating Officer and the assignment of duties attendant to such position.

NOW THEREFORE, each of the Company, the Bank and Executive hereby agree that the establishment of the new position of President and Chief Operating Officer of the Company and the Bank and the proposed assignment of duties to such newly established position does not cause Executive’s position to become one of lesser responsibility, importance, or scope from Executive’s position as described in Section 1 of the Agreement.

FURTHER, if the duties assigned to the office of President and Chief Operating Officer could be construed as causing Executive’s position to become one of lesser responsibility, importance, or scope from Executive’s position as described in Section 1 of the Agreement, Executive hereby waives any right to terminate the Agreement pursuant to Section 4(a)(ii)(B) of the Agreement as the result of the establishment of the position of President and Chief Operating Officer and the assignment of duties attendant to such position, with this Acknowledgment and Waiver constituting a continuing waiver as to the executive position of President and Chief Operating Officer.

IN WITNESS WHEREOF, the Bank, the Company and the Executive have signed this Acknowledgment and Waiver as of the date first written above

NORTHWEST BANK

Date: December 21, 2017	By:	/s/ Julia W. McTavish
Julia W. McTavish, Chief Human Resources Officer

NORTHWEST BANCSHARES, INC.

Date: December 21, 2017	By:	/s/ Julia W. McTavish
Julia W. McTavish, Chief Human Resources Officer

EXECUTIVE

Date: December 21, 2017	By:	/s/ William J. Wagner
William J. Wagner